Exhibit 4.1

Execution Version

Indenture
Dated as of June 23, 2026
Among
Beazer Homes USA, Inc.,
The Subsidiary Guarantors Named on Schedule I Hereto,
and
Regions Bank,
as Trustee
8.000% Senior Notes due 2032

TABLE OF CONTENTS

SCHEDULES
Schedule 1 Subsidiary Guarantors
EXHIBITS
Exhibit A Form of Notes
Exhibit B Form of Certificate of Transfer
Exhibit C Form of Certificate of Exchange
Exhibit D Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

Indenture, dated as of June 23, 2026, among Beazer Homes USA, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors (as defined herein) listed on the signature pages hereto and Regions Bank, as Trustee.
WITNESSETH
Whereas, the Company has duly authorized the creation of an issue of $400,000,000 aggregate principal amount of 8.000% Senior Notes due 2032; and
Whereas, the Company and each of the Subsidiary Guarantors has duly authorized the execution and delivery of this Indenture.
NOW, Therefore, in consideration of the promises and the purchase and acceptance of the Notes by the holders thereof, the Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.
Article I.
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A attached hereto, as the case may be, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“Acquired Indebtedness” means Indebtedness of any Person and its Subsidiaries existing at the time such Person became a Subsidiary of the Company (or such Person is merged with or into the Company or one of the Company’s Subsidiaries) or assumed in connection with the acquisition of assets from any such Person, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of (a) such Person being merged with or into or becoming a Subsidiary of the Company or one of its Subsidiaries (but excluding Indebtedness of such Person which is extinguished, retired or repaid in connection with such Person being merged with or into or becoming a Subsidiary of the Company or one of its Subsidiaries) or (b) such acquisition of assets from any such Person.
“Additional Notes” means Notes (other than the Notes issued on the Issue Date) issued pursuant to Article II hereof and otherwise in compliance with the provisions of this Indenture.
“Adjusted Consolidated Tangible Net Worth” of the Company means Consolidated Tangible Net Worth plus the amount of any Mandatory Convertible Notes and any other instrument that is mandatorily convertible into Capital Stock.
“Adjusted Indebtedness” of the Company means the Indebtedness of the Company and its Restricted Subsidiaries minus the amount of any Mandatory Convertible Notes.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this Indenture, each executive officer and director of the Company and each Subsidiary of the Company will be an Affiliate of the Company. In addition, for purposes of this Indenture, control of a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term “Affiliate” will not include, with respect to the Company or any Restricted Subsidiary which is a Wholly Owned Subsidiary of the Company, any Restricted Subsidiary which is a Wholly Owned Subsidiary of the Company.
“Agent” means any Registrar or Paying Agent.
“Applicable Debt” means all Indebtedness of the Company or any of its Restricted Subsidiaries (i) under Credit Facilities or (ii) that is publicly traded (including in the Rule 144A market).
“Applicable Premium” means, with respect to a Note at any redemption date, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note on July 15, 2028 (such redemption price being described under Section 3.07(a) hereof, exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Note through July 15, 2028 (but excluding accrued and unpaid interest to, but excluding, the redemption date), computed using a discount rate equal to the Treasury Rate plus 0.50% per annum, over (B) the principal amount of such Note on such redemption date.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.
“Asset Sale” for any Person means the sale, transfer, lease, conveyance or other disposition (including, without limitation, by merger, consolidation or sale and leaseback transaction, and whether by operation of law or otherwise) of any of that Person’s assets (including, without limitation, the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or such Subsidiary), whether owned on the date of this Indenture or subsequently acquired in one transaction or a series of related transactions, in which such Person and/or its Subsidiaries receive cash and/or other consideration (including, without limitation, the unconditional assumption of Indebtedness of such Person and/or its Subsidiaries) having an aggregate Fair Market Value of $5.0 million or more as to each such transaction or series of related transactions; provided, however, that none of the following transactions that otherwise satisfy the above requirements shall constitute an Asset Sale:
(i)a transaction or series of related transactions that results in a Change of Control;
(ii)sales of homes or land, including sales of real estate assets in bulk, regardless of value, in the ordinary course of business (as determined in good faith by the Company);
(iii)sales, leases, conveyances or other dispositions, including, without limitation, exchanges or swaps, of real estate or other assets, in each case in the ordinary course of business (as determined in good faith by the Company), for development or disposition of the Company’s or any of its Subsidiaries’ projects;

(iv)sales, leases, sale-leasebacks or other dispositions of amenities, model homes and other improvements at the Company’s or its Subsidiaries’ projects in the ordinary course of business (as determined in good faith by the Company);
(v)transactions between the Company and any of its Restricted Subsidiaries which are Wholly Owned Subsidiaries, or among such Restricted Subsidiaries which are Wholly Owned Subsidiaries of the Company;
(vi)any disposition of Cash Equivalents or obsolete or worn out equipment, in each case, in the ordinary course of business (as determined in good faith by the Company);
(vii)the sale or other disposition of assets, including real property, no longer used or useful in the conduct of business of the Company or any of its Restricted Subsidiaries;
(viii)the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.07 hereof; and
(ix)a transaction involving the sale of Capital Stock of, or the disposition of assets in, an Unrestricted Subsidiary.
“Authentication Order” means a written request or order signed on behalf of the Company by an Officer of the Company and delivered to the Trustee.
“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
“Book Value” means, with respect to any asset of the Company or any of its Subsidiaries, the book value thereof as reflected in the most recent consolidated financial statements of the Company filed with the SEC (or if such asset has been acquired after the date of such financial statements, the then-current book value thereof as reasonably determined by the Company consistent with recent practices).
“Business Day” means any day other than a Legal Holiday.
“Capital Stock” of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations, or other equivalents of or interests in (however designated and whether voting or non-voting) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).
“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation will be the capitalized amount thereof determined in accordance with GAAP.
“Cash Equivalents” means any of the following:
(i)direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year of the date of acquisition thereof;

(ii)certificates of deposit, time deposits, bankers acceptances and other obligations placed with commercial banks organized under the laws of the United States of America or any state thereof, or branches or agencies of foreign banks licensed under the laws of the United States of America or any state thereof, having a short-term rating of not less than A- by each of Moody’s and S&P at the time of acquisition, and having a maturity of not more than one year;
(iii)commercial paper rated at least P-1, A-1 or the equivalent thereof by Moody’s or S&P, respectively, and in each case and maturing not more than one year from the date of the acquisition thereof;
(iv)repurchase agreements or money-market accounts which are fully secured by direct obligations of the United States or any agency thereof; and
(v)investments in money market funds (x) substantially all of the assets of which consist of investments described in the foregoing clauses (i) through (iv) or (y) which (A) have total net assets of at least $2 billion, (B) have investment objectives and policies that substantially conform with the Company’s investment policy as in effect from time to time, (C) purchase only first-tier or U.S. government obligations as defined by Rule 2a-7 of the SEC promulgated under the Investment Company Act of 1940 and (D) otherwise comply with such Rule 2a-7.
“Change of Control” means any of the following:
(i)the sale, transfer, lease, conveyance or other disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets as an entirety or substantially as an entirety to any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act); provided that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, 50% or more of the aggregate voting power of all classes of Common Equity of such Person or group immediately after such transaction will not be a Change of Control;
(ii)the liquidation or dissolution of the Company; provided that a liquidation or dissolution of the Company which is part of a transaction or series of related transactions that does not constitute a Change of Control under the “provided” clause of clause (i) above will not constitute a Change of Control under this clause (ii);
(iii)any transaction or a series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, any Person, including a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of Common Equity of the Company or of any Person that possesses “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of Common Equity of the Company;
(iv)a majority of the Board of Directors of the Company not being comprised of Continuing Directors; or

(v)a change of control shall occur as defined in the instrument governing any publicly traded debt securities of the Company which requires the Company to repay or repurchase such debt securities.
“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearance agency.
“Common Equity” of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person, or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.
“Consolidated Cash Flow Available for Fixed Charges” of the Company and its Restricted Subsidiaries means for any period, the sum of the amounts for such period of:
(i)Consolidated Net Income, plus
(ii)Consolidated Income Tax Expense (without regard to income tax expense or credits attributable to extraordinary and nonrecurring gains or losses on Asset Sales), plus
(iii)Consolidated Interest Expense, plus
(iv)all depreciation, and, without duplication, amortization (including, without limitation, capitalized interest amortized to cost of sales), plus
(v)all other non-cash items reducing Consolidated Net Income during such period, minus
(vi)all other non-cash items increasing Consolidated Net Income during such period; all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.
“Consolidated Fixed Charge Coverage Ratio” of the Company means, with respect to any determination date, the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of the Company for the prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date, to (ii) the aggregate Consolidated Interest Incurred of the Company for the prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date; provided that:
(1)with respect to any Indebtedness Incurred during, and remaining outstanding at the end of, such four full fiscal quarter period, such Indebtedness will be assumed to have been incurred as of the first day of such four full fiscal quarter period;
(2)with respect to Indebtedness repaid (other than a repayment of revolving credit obligations repaid solely out of operating cash flows) during such four full fiscal quarter period, such Indebtedness will be assumed to have been repaid on the first day of such four full fiscal quarter period;
(3)with respect to the Incurrence of any Acquired Indebtedness, such Indebtedness and any proceeds therefrom will be assumed to have been Incurred and applied as of the first day of such four full fiscal quarter period, and the results of operations of any Person and any Subsidiary of such Person that, in connection with or in contemplation of such Incurrence, becomes a Subsidiary of the Company or is merged with or into the Company or one of the Company’s Subsidiaries or whose assets are acquired, will be included, on a pro forma basis, in the calculation of the Consolidated Fixed Charge Coverage Ratio as if such transaction had occurred on the first day of such four full fiscal quarter period; and
(4)with respect to any other transaction pursuant to which any Person becomes a Subsidiary of the Company or is merged with or into the Company or one of the Company’s Subsidiaries or pursuant to which any Person’s assets are acquired, such Consolidated Fixed Charge Coverage Ratio shall be calculated on a pro forma basis as if such transaction (and the change in Consolidated Cash Flow Available for Fixed Charges resulting therefrom) had occurred on the first day of such four full fiscal quarter period.
“Consolidated Income Tax Expense” of the Company for any period means the income tax expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” of the Company for any period means the Interest Expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Incurred” of the Company for any period means the Interest Incurred of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Income” of the Company for any period means the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there will be excluded from such net income (to the extent otherwise included therein), without duplication:
(i)the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person (including, without limitation, an Unrestricted Subsidiary) other than the Company or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has actually been received by the Company or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, or in any other form but converted to cash during such period;
(ii)except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries or (b) the assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;
(iii)the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period;
(iv)in the case of a successor to the Company by consolidation, merger or transfer of its assets (other than as a result of a holding corporation reorganization), any earnings of the successor prior to such merger, consolidation or transfer of assets; and
(v)the gains (but not losses) realized during such period by the Company or any of its Restricted Subsidiaries resulting from (a) the acquisition of securities issued by the Company or extinguishment of Indebtedness of the Company or any of its Restricted Subsidiaries, (b) Asset Sales by the Company or any of its Restricted Subsidiaries and (c) other extraordinary items realized by the Company or any of its Restricted Subsidiaries.
Notwithstanding the foregoing, in calculating Consolidated Net Income, the Company will be entitled to take into consideration the tax benefits associated with any loss described in clause (v) of the preceding sentence, but only to the extent such tax benefits are actually recognized by the Company or any of its Restricted Subsidiaries during such period; provided, further, that there will be included in such net income, without duplication, the net income of any Unrestricted Subsidiary to the extent such net income is actually received by the Company or any of its Restricted Subsidiaries in the form of cash dividends or similar cash distributions during such period, or in any other form but converted to cash during such period.
“Consolidated Tangible Assets” of the Company as of any date means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP after giving effect to any transaction occurring after the last day of the most recently ended fiscal quarter pursuant to which any Person becomes a Subsidiary of the Company or is merged with or into the Company or one of the Company’s Subsidiaries or pursuant to which any Person’s assets are acquired, on a pro forma basis as if such transaction had occurred as of the last day of the most recently ended fiscal quarter, less: (i) Intangible Assets and (ii) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries, in the case of each of clauses (i) and (ii) above, as reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date.
“Consolidated Tangible Net Worth” of the Company as of any date means the stockholders’ equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of the Company and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, plus any amount of unvested deferred compensation included, in accordance with GAAP, as an offset to stockholders’ equity, less the amount of Intangible Assets reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date; provided that solely for purposes of calculating the ratio of Adjusted Indebtedness to Adjusted Consolidated Tangible Net Worth pursuant to Section 4.10 hereof, Consolidated Tangible Net Worth shall be calculated after giving effect to (i) the issuance of any Capital Stock occurring after the last day of the most recently ended fiscal quarter, on a pro forma basis assuming such Capital Stock had been issued and remains outstanding as of the last day of the most recently ended fiscal quarter; (ii) any redemption or repurchase of any Capital Stock occurring after the last day of the most recently ended fiscal quarter, on a pro forma basis assuming such Capital Stock had been redeemed or repurchased as of the last day of the most recently ended fiscal quarter; and (iii) any other transaction occurring after the last day of the most recently ended fiscal quarter pursuant to which any Person becomes a Subsidiary of the Company or is merged with or into the Company or one of the Company’s Subsidiaries or pursuant to which any Person’s assets are acquired, on a pro forma basis as if such transaction had occurred as of the last day of the most recently ended fiscal quarter.
“Continuing Director” means at any date a member of the Board of Directors of the Company who:
(i)was a member of the Board of Directors of the Company on the Issue Date; or
(ii)was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of at least a majority of the directors who were Continuing Directors at the time of such nomination or election.
“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Company or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities or other financing arrangements (including, without limitation, commercial paper or letter of credit facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other Indebtedness (including the Unsecured Revolving Credit Facility), including any notes, mortgages, deeds of trust, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures, credit facilities, letter of credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowing is permitted under Section 4.10) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.
“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
“Default” means any event, act or condition that is, or after notice or the passage of time, or both, would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes; provided that any Capital Stock which would not constitute

Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control occurring prior to the final maturity of the Notes will not constitute Disqualified Stock if the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than Section 4.08 hereof and such Capital Stock specifically provides that the Company will not repurchase or redeem (or be required to repurchase or redeem) any such Capital Stock pursuant to such provisions prior to the Company’s repurchase of Notes pursuant to Section 4.08 hereof.
“Disqualified Stock Dividend” of any Person means, for any dividend payable with regard to Disqualified Stock issued by such Person, the amount of such dividend multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the maximum statutory combined federal, state and local income tax rate (expressed as a decimal number between 1 and 0) then applicable to such Person.
“Equity Offering” means a public or private equity offering or sale after the Issue Date by the Company for cash of Capital Stock, other than an offering or sale of Disqualified Stock.
“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system or any successor securities clearance agency.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Existing Indebtedness” means all of the Indebtedness of the Company and its Restricted Subsidiaries that is outstanding on the date of this Indenture.
“Fair Market Value” means with respect to any asset or property the sale value that would be obtained in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a board resolution (certified by the Secretary or Assistant Secretary of the Company) or an officer’s certificate of the principal financial officer of the Company delivered to the Trustee.
“GAAP” means generally accepted accounting principles set forth in the opinions and interpretations of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and interpretations of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided herein); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination herein that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of Notes.
“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.
“Holder” means a Person in whose name a Note is registered in the Security Register.
“IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board.
“Incur” (and derivatives thereof) means to, directly or indirectly, create, incur, assume, guarantee, extend the maturity of, or otherwise become liable with respect to any Indebtedness; provided, however, that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.
“Indebtedness” of any Person at any date means, without duplication,
(i)all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);
(ii)all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof, is not required to be recorded as a liability in accordance with GAAP);
(iii)all fixed obligations of such Person in respect of letters of credit or other similar instruments or reimbursement obligations with respect thereto (other than standby letters of credit or similar instruments issued for the benefit of, or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business (as determined in good faith by the Company));
(iv)all obligations of such Person with respect to Hedging Obligations (other than those that fix or cap the interest rate on variable rate Indebtedness otherwise permitted by this Indenture or that fix the exchange rate in connection with Indebtedness denominated in a foreign currency and otherwise permitted by this Indenture);
(v)all Capitalized Lease Obligations of such Person;
(vi)all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;
(vii)all Indebtedness of others guaranteed by, or otherwise the liability of, such Person to the extent of such guarantee or liability; and

(viii)all Disqualified Stock issued by such Person (the amount of Indebtedness represented by any Disqualified Stock will equal the greater of the voluntary or involuntary liquidation preference plus accrued and unpaid dividends); provided that Indebtedness shall not include accrued expenses, trade payables, liabilities related to inventory not owned, customer deposits or deferred income taxes arising in the ordinary course of business (as determined in good faith by the Company). The amount of Indebtedness of any Person at any date will be:
(a)the outstanding balance at such date of all unconditional obligations as described above;
(b)the maximum liability of such Person for any contingent obligations under clause (vii) above; and
(c)in the case of clause (vi) (if the Indebtedness referred to therein is not assumed by such Person), the lesser of the (A) Fair Market Value of all assets subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (B) amount of the Indebtedness secured.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Purchasers” means J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Truist Securities, Inc., Regions Securities LLC, Santander US Capital Markets LLC, Wedbush Securities Inc., TCBI Securities, Inc. and Citizens JMP Securities, LLC.
“Intangible Assets” of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP.
“Interest Expense” of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for such Person (including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers’ acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense other than interest and other charges amortized to cost of sales) and includes, with respect to the Company and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), all interest amortized to cost of sales for such period, and (ii) the amount of Disqualified Stock Dividends recognized by the Company on any Disqualified Stock whether or not paid during such period.
“Interest Incurred” of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for such Person (including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers’ acceptance financing, the net costs associated with Hedging

Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales) and includes, with respect to the Company and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), all interest capitalized for such period, all interest attributable to discontinued operations for such period to the extent not set forth on the income statement under the caption “interest expense” or any like caption, and all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any other Person during such period and (ii) the amount of Disqualified Stock Dividends recognized by the Company on any Disqualified Stock whether or not declared during such period.
“Interest Payment Date” means January 15 and July 15 of each year to stated maturity, commencing January 15, 2027.
“Investment Grade” means, with respect to a debt rating of the Notes, a rating of Baa3 (or the equivalent) or higher by Moody’s, together with a rating of BBB- (or the equivalent) or higher by S&P or, in the event S&P or Moody’s or both shall cease rating the Notes (for reasons outside the control of the Company) and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.
“Investments” of any Person means all (i) investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) other items that would be classified as investments on a balance sheet of such Person determined in accordance with GAAP. For all purposes of this Indenture, the amount of any such Investment shall be the fair market value thereof (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value). The making of any payment in accordance with the terms of a guarantee or other contingent obligation permitted under this Indenture shall not be considered an Investment.
“Issue Date” means June 23, 2026, the initial date of issuance of the Notes under this Indenture.
“Legal Holiday” means Saturday, Sunday or a day on which banking institutions in New York, New York, Atlanta, Georgia or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday.
“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest or other similar encumbrance of any kind upon or in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement).
“Mandatory Convertible Notes” means any Indebtedness of a Person, the principal amount of which is payable at maturity solely in Capital Stock of such Person (provided that a requirement to pay accrued, but unpaid, interest on such Indebtedness in cash at maturity or a requirement to pay cash fees, expenses or premiums as a result of the acceleration of payment, early redemption or otherwise with respect to such Indebtedness shall not disqualify such Indebtedness as Mandatory Convertible Notes).

“Material Subsidiary” means any Subsidiary of the Company which accounted for 5% or more of the Consolidated Tangible Assets or Consolidated Cash Flow Available for Fixed Charges of the Company on a consolidated basis for the fiscal year ending immediately prior to any Default or Event of Default.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, or any successor to its debt rating business.
“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (i) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired (directly or indirectly, including through the purchase of Capital Stock of the Person owning such property) with the proceeds of such Indebtedness or such Indebtedness was Incurred within 90 days after the acquisition (directly or indirectly, including through the purchase of Capital Stock of the Person owning such property) of such property and (ii) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (a) environmental warranties, covenants and indemnities, (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, deposits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics’ liens, breach of separateness covenants, and other customary exceptions or (c) in the case of the borrower thereof only, other obligations in respect of such Indebtedness that are payable solely as a result of a voluntary or collusive non-voluntary bankruptcy filing (or similar filing or action) by such borrower.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Notes” means the Notes as set forth in the recitals and more particularly means any Notes authenticated and delivered under this Indenture, including any Additional Notes. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued.
“Obligations” means, with respect to any Indebtedness, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.
“Officer” means the chairman, the chief executive officer, the president, the chief financial officer, the chief operating officer, the chief accounting officer, the treasurer, or any assistant treasurer, the controller, the secretary, any assistant secretary or any vice president of a Person.
“Officers’ Certificate” means a certificate signed by two Officers, one of whom must be the Person’s chief executive officer, chief operating officer, chief financial officer or chief accounting officer.

“OID Legend” means the legend set forth in Section 2.06(g)(iv) hereof to be placed on each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Paying Agent” means any office or agency where Notes and the Subsidiary Guarantees may be presented for payment.
“Permitted Investments” of any Person means any Investments of such Person that are not Restricted Investments.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.
“Preferred Stock” of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.
“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Rating Agency” means a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Company (as certified by a resolution of the Board of Directors of the Company) which shall be substituted for S&P or Moody’s, or both, as the case may be.
“Record Date” for the interest, if any, payable on any applicable Interest Payment Date means January 1 or July 1 (whether or not a Business Day) next preceding such Interest Payment Date.
“Refinancing Indebtedness” means Indebtedness that refunds, refinances or extends any Existing Indebtedness or other Indebtedness, including Acquired Indebtedness, permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of this Indenture, but only to the extent that:
(i)the Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended, if at all;
(ii)the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes;

(iii)the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes;
(iv)such Refinancing Indebtedness is in an aggregate amount that is equal to or less than the aggregate amount then outstanding (including accrued interest) under the Indebtedness being refunded, refinanced or extended plus an amount necessary to pay any reasonable fees and expenses, including premiums and defeasance costs, related to such refinancing; and
(v)such Refinancing Indebtedness is Incurred by the same Person that initially Incurred the Indebtedness being refunded, refinanced or extended, except that the Company may Incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Restricted Subsidiary.
“Registrar” means an office or agency where Notes may be presented for registration of transfer or for exchange.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto, as the case may be, bearing the Global Note Legend, the Private Placement Legend and the Regulation S Global Note Legend and, if applicable, the OID Legend, and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.
“Regulation S Global Note Legend” means the legend set forth in Section 2.06(g)(iii) hereof to be placed on the Regulation S Global Note.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Investment” means an Investment in joint ventures or Unrestricted Subsidiaries having an aggregate fair market value (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this definition that are at the time outstanding, net of any amounts paid to the Company or any Restricted Subsidiary as a return of, or on, such Investments, in excess of 5% of Consolidated Tangible Assets.
“Restricted Payment” means any of the following:
(i)the declaration of any dividend or the making of any other payment or distribution of cash, securities or other property or assets in respect of the Capital Stock of the Company or any Restricted Subsidiary (other than (a) dividends, payments or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or a Restricted Subsidiary and (b) in the case of a Restricted Subsidiary, dividends, payments or distributions payable to the Company or to another Restricted Subsidiary and pro rata dividends, payments or distributions payable to minority stockholders of such Restricted Subsidiary);

(ii)the purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company or any Restricted Subsidiary (other than Capital Stock held by the Company or a Restricted Subsidiary);
(iii)any Restricted Investment; and
(iv)any principal payment, redemption, repurchase, defeasance or other acquisition or retirement of any Subordinated Indebtedness (other than (a) Indebtedness permitted under Section 4.10(b)(vii) hereof or (b) the payment, redemption, repurchase, defeasance or other acquisition or retirement of such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance or other acquisition or retirement); provided, however, that Restricted Payments will not include any purchase, redemption, retirement or other acquisition for value of Indebtedness or Capital Stock of the Company or a Restricted Subsidiary if the consideration therefor consists solely of Capital Stock (other than Disqualified Stock) of the Company or a Restricted Subsidiary.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” means each of the Subsidiaries of the Company which is not an Unrestricted Subsidiary.
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 902” means Rule 902 promulgated under Regulation S.
“Rule 903” means Rule 903 promulgated under Regulation S.
“Rule 904” means Rule 904 promulgated under Regulation S.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc., a New York corporation, or any successor to its debt rating business.
“SEC” means the Securities and Exchange Commission.
“Secured Indebtedness” means any Indebtedness which is secured by (i) a Lien on any property of the Company or any Restricted Subsidiary or (ii) a Lien on shares of stock owned directly or indirectly by the Company or a Restricted Subsidiary in a corporation or on equity interests owned by the Company or a Restricted Subsidiary in a partnership or other entity not organized as a corporation or in the Company’s rights or the rights of a Restricted Subsidiary in respect of Indebtedness of a corporation, partnership or other entity in which the Company or a

Restricted Subsidiary has an equity interest; provided that “Secured Indebtedness” shall not include Non-Recourse Indebtedness. The securing in the foregoing manner of any such Indebtedness which immediately prior thereto was not Secured Indebtedness shall be deemed to be the creation of Secured Indebtedness at the time security is given.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security Register” is a register of the Notes and of their transfer and exchange kept by the Registrar.
“Subordinated Indebtedness” means any Indebtedness which is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be.
“Subsidiary” of any Person means any (i) corporation of which at least a majority of the aggregate voting power of all classes of the Common Equity is directly or indirectly beneficially owned by such Person and (ii) any entity other than a corporation of which such Person, directly or indirectly, beneficially owns at least a majority of the Common Equity; provided that in each of case (i) and (ii), such Person is required to consolidate such entity in accordance with GAAP.
“Subsidiary Guarantee” means the guarantee of the Notes by each Subsidiary Guarantor under this Indenture.
“Subsidiary Guarantors” means (i) each of the Company’s Restricted Subsidiaries in existence on the Issue Date and (ii) each of the Company’s Subsidiaries that becomes a guarantor of the Notes pursuant to the provisions of this Indenture, in each case until released from its Subsidiary Guarantee pursuant to the terms of this Indenture.
“Treasury Rate” means, with respect to any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to July 15, 2028; provided, however, that if the period from the redemption date to July 15, 2028 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“Trustee” means the party named as such in the preamble paragraph until a successor replaces such party in accordance with the applicable provisions of this Indenture and thereafter means the successor trustee serving under this Indenture.
“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, as the case may be, that bears the Global Note Legend and, if applicable, the OID Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means Beazer Charity Foundation, Inc., a Delaware non-profit corporation, Beazer Employees Disaster Assistance Corp, a Georgia corporation, Gatherings, LLC, a Delaware limited liability company, Charity Title Agency, LLC, a Texas limited liability company, Charity Title Group, LLC, a Delaware limited liability company, Charity Home Insurance Agency, LLC, a Delaware limited liability company, and, to the extent considered a Subsidiary of the Company, Beazer Homes Capital Trust I, and each of the Subsidiaries of the Company (including any newly formed or acquired Subsidiary) so designated by a resolution adopted by the Board of Directors of the Company as provided below and provided that:
(a)neither the Company nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (1) provides any direct or indirect credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (2) is directly or indirectly liable for any Indebtedness of such Subsidiary;
(b)the creditors with respect to Indebtedness for borrowed money of such Subsidiary have agreed in writing that they have no recourse, direct or indirect, to the Company or any other Subsidiary of the Company (other than Unrestricted Subsidiaries or the Capital Stock of Unrestricted Subsidiaries), including, without limitation, recourse with respect to the payment of principal or interest on any Indebtedness of such Subsidiary; and
(c)no default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company and of its other Subsidiaries (other than other Unrestricted Subsidiaries), to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.
The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:
(i)any such designation will be deemed to be an Incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such designated Subsidiary for purposes of Section 4.10 hereof as of the date of such designation;
(ii)immediately after giving effect to such designation and the Incurrence of any such additional Indebtedness, the Company and its Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio or the ratio of Adjusted Indebtedness of the Company and the Restricted Subsidiaries to Adjusted Consolidated Tangible Net Worth contained in Section 4.10 hereof; and
(iii)the Liens on the property and assets of such Unrestricted Subsidiary could then be incurred in accordance with Section 4.11 hereof as of the date of such designation.
Subject to the foregoing, the Board of Directors of the Company also may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that (a) the Restricted Subsidiary to be so designated has total consolidated assets of $1,000 or less at the time of designation, or (b) with respect to any other Restricted Subsidiary, at the time of such designation:
(iv)all previous Investments by the Company and its Restricted Subsidiaries in such Restricted Subsidiary (net of any returns previously paid on such Investments)

will be deemed to be Investments at the time of such designation and such Investments must be permitted at such time under Section 4.07 hereof;
(v)immediately after giving effect to such designation and such Investment, either (x) the Company and its Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio or the ratio of Adjusted Indebtedness of the Company and the Restricted Subsidiaries to Adjusted Consolidated Tangible Net Worth contained in Section 4.10 hereof or (y) either the Consolidated Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries or the ratio of Adjusted Indebtedness of the Company and the Restricted Subsidiaries to Adjusted Consolidated Tangible Net Worth would be greater than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and
(vi)no Default or Event of Default shall have occurred or be continuing.
Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions and setting forth the underlying calculations.
“Unsecured Revolving Credit Facility” means the Credit Agreement, dated as of October 13, 2022, among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as issuing lender and administrative agent, as amended up to and including the date hereof, and as such facility may be amended, restated, supplemented or otherwise modified from time to time.
“U.S. Person” means a U.S. person as defined in subsection (k) of Rule 902.
“U.S. Government Obligations” means securities which are (i) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness or portion thereof, at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the sum of all such payments described in clause (a) above.
“Wholly Owned Subsidiary” of any Person means (i) a Subsidiary of which 100% of the Common Equity (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person, or (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the Common Equity of such entity.
Section 1.02Other Definitions.

Term	Defined in Section
“Change of Control Offer”	4.08
“Change of Control Termination Date”	4.08
“Change of Control Price”	4.08
“Covenant Defeasance”	7.01
“Covenant Suspension Event”	4.14
“DTC”	2.03
“Event of Default”	5.01
“Legal Defeasance”	7.01
“Note Register”	2.03
“Reversion Date”	4.14
“Successor”	4.13
“Suspended Covenants”	4.14
“Suspension Date”	4.14
“Suspension Period”	4.14
Section 1.03[Reserved].
Section 1.04Rules of Construction.
Unless the context otherwise requires:
(a)a term has the meaning assigned to it;
(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)“or” is not exclusive;
(d)words in the singular include the plural, and in the plural include the singular;
(e)“will” shall be interpreted to express a command;

(f)provisions apply to successive events and transactions;
(g)references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(h)unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and
(i)the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.
Section 1.05Acts of Holders.
(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.
(b)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
(c)The ownership of Notes shall be proved by the Note Register.
(d)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
(e)The Company may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders, but shall have no obligation to do so.
(f)Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.
(g)Without limiting the generality of the foregoing, a Holder, including the Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.
(h)The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by the Depositary entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, but shall have no obligation to do so. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 180 days after such record date.
Article II.
THE NOTES
Section 2.01Form and Dating; Terms.
(a)General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
(b)Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Trustee, as custodian with respect to the Notes in global form or any successor entity thereof, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
(c)Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
The Notes shall be subject to repurchase by the Company pursuant to a Change of Control Offer as provided in Section 4.08 hereof. The Notes shall not be redeemable, other than as provided in Article III.
Additional Notes ranking pari passu with the Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Notes and shall have the same terms as to status, waivers, amendments, offers to purchase, redemption or otherwise as the Notes; provided that the Company’s ability to issue Additional Notes shall be subject to the Company’s compliance with Section 4.10 hereof. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.
(d)Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.
Section 2.02Execution and Authentication.
At least one Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form provided for in Exhibit A attached hereto, as the case may be, by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
On the Issue Date, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver the Notes. In addition, at any time, from time to time, the Trustee shall upon receipt of an Authentication Order authenticate and deliver any Additional Notes. Such Authentication Order shall specify the amount of the Notes to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.01 hereof, shall certify that such issuance is in compliance with Section 4.10 of this Indenture.
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
Section 2.03Registrar and Paying Agent.
The Company shall maintain a Registrar and a Paying Agent. The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
The Company initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as custodian with respect to the Global Notes.
Section 2.04Paying Agent to Hold Money in Trust.
The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.
Section 2.05Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.
Section 2.06Transfer and Exchange.
(a)Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days, (ii) the Company, at its option, notifies the Trustee in writing that the Company elects to cause the issuance of the Notes in certificated form (provided that under industry practices as of the date hereof, the Depositary would notify Participants of the Company’s determination, but would only withdraw beneficial interests from a Global Note at the request of Participants), (iii) there shall have occurred and be continuing a Default with respect to the Notes, or (iv) the Trustee has received written notice by or on behalf of the Depositary that the such beneficial interest is to be exchanged for a Definitive Note and the Trustee has forwarded such notice to the Company. Upon the occurrence of any of the preceding events in (i), (ii), (iii) or (iv) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i), (ii), (iii) or (iv) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.
(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
(iii)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:
(A)if the transferee will take delivery in the form of a beneficial interest in the 144 A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or
(B)if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
(iv)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:
(1)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(2)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(b)(iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(iv).
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)Transfer or Exchange of Beneficial Interests for Definitive Notes.
(i)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in subsection (i), (ii), (iii) or (iv) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(F)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(ii)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i), (ii), (iii) or (iv) of Section 2.06(a) hereof and if the Registrar receives the following:
(1)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(2)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i), (ii), (iii) or (iv) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.
(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.
(i)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(F)if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(1)if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(2)if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(iii)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to this Section 2.06(d)(ii) or (iii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):
(i)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or
(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.
(ii)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(1)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(2)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)[Reserved]

(g)Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:
(i)Private Placement Legend.
(A)Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:
“THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, US. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A US. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “US. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”
(B)Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
(ii)Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY (OR A NOMINEE THEREOF) WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(iii)Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form:
“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A US. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A US. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S

UNDER THE SECURITIES ACT. THE FOREGOING SHALL NOT APPLY FOLLOWING THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (i) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (ii) THE DATE OF ISSUANCE OF THESE NOTES.”
(iv)OID Legend. Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear a legend in substantially the following form:
“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO BEAZER HOMES USA, INC., 2002 SUMMIT BLVD NE, 15TH FLOOR, ATLANTA, GEORGIA 30319, ATTENTION: GENERAL COUNSEL.”
(h)Cancellation or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(i)General Provisions Relating to Transfers and Exchanges.
(i)To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
(ii)No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 4.08 and 8.05 hereof).
(iii)Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(v)The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.
(vi)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
(vii)Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02 hereof, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.
(viii)At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.
(ix)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
Section 2.07Replacement Notes.
If any mutilated Note is surrendered to the Trustee, the Registrar or the Company and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.
Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.09Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.
Section 2.10Temporary Notes.
Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.
Section 2.11Cancellation.
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the

Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12Defaulted Cash Interest.
If the Company defaults in a payment of cash interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted cash interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Company of such special record date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall send to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
Section 2.13CUSIP and ISIN Numbers.
The Company in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will as promptly as practicable notify the Trustee of any change in the CUSIP or ISIN numbers.

Article III.
REDEMPTION
Section 3.01Notices to Trustee.
If the Company elects to redeem Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least 2 Business Days, unless a shorter period shall be agreed to by the Trustee, before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the paragraph or subparagraph of such Note or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes, as the case may be, to be redeemed and (iv) the redemption price. The Trustee shall have no responsibility or duty to determine, or verify the calculation of, the redemption price or any component thereof, and the Company’s actions and determinations in calculating the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Section 3.02Selection of Notes to Be Redeemed or Purchased.
In the event less than all of the Notes, are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis or (c) by lot or by any other method the Trustee considers fair and appropriate, unless otherwise required by law or regulatory requirements. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03Notice of Redemption.
The Company shall send notices of redemption at least 10 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed in accordance with the procedures of the Depositary.

The notice shall identify the Notes to be redeemed and shall state:
(a)the redemption date;
(b)the redemption price;
(c)if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;
(d)the name and address of the Paying Agent;
(e)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(f)that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(g)the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
(h)that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.
Notice of any redemption pursuant to this Section 3.03 upon any corporate transaction or other event (including any Equity Offering, Incurrence of Indebtedness, Change of Control or other transaction) may be given prior to the completion thereof. In addition, any redemption pursuant to this Article III or notice thereof may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date as so delayed, and/or that such notice may be rescinded at any time by the Company if the Company determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.
At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided that the Company shall have delivered to the Trustee, at least 2 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.04Effect of Notice of Redemption.
Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except in connection with a redemption pursuant to Section 3.07(b) hereof). The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.
Section 3.05Deposit of Redemption or Purchase Price.
Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.
If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to such Interest Payment Date shall be paid, on such Interest Payment Date, to the Person in whose name such Note was registered at the close of business on such Record Date (and the Holder entitled to the related redemption price shall not be entitled to such accrued and unpaid interest, unless such Holder is such Person). If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06Notes Redeemed or Purchased in Part.
Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note.
Section 3.07Optional Redemption.
(a)The Company may redeem all or any portion of the Notes at any time and from time to time on or after July 15, 2028 and prior to maturity at the following redemption prices (expressed in percentages of the principal amount thereof) together, in each case, with accrued and unpaid interest to, but excluding, the date fixed for redemption (subject to the second sentence of the second paragraph of Section 3.05), if redeemed during the 12-month period beginning on each year indicated below:

Year	Percentage
July 15, 2028	104.000%
July 15, 2029	102.000%
July 15, 2030 and thereafter	100.000%
(b)In addition, on or prior to July 15, 2028, the Company may on any one or more occasions, at its option, redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture with the net cash proceeds of an Equity Offering at 108.000% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption (subject to the second sentence of the second paragraph of Section 3.05); provided that at least 65% of the aggregate principal amount of the Notes originally issued under this Indenture remain outstanding after such redemption. Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Equity Offering.
(c)Prior to July 15, 2028, the Company may, at its, option redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the redemption date (subject to the second sentence of the second paragraph of Section 3.05).
(d)Furthermore, at any time prior to the maturity of the Notes, if at least 90% of the original principal amount of the Notes have previously been repurchased and cancelled in connection with a Change of Control Offer, the Company may redeem all of the remaining Notes, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 101% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption (subject to the second sentence of the second paragraph of Section 3.05).
Section 3.08Mandatory Redemption.
The Company will be required to offer to purchase all of the outstanding Notes as set forth in Section 4.08 hereof.

Article IV.
COVENANTS
Section 4.01Payment of Notes.
The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and cash interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful.
Section 4.02Maintenance of Office or Agency.
The Company shall maintain in the Borough of Manhattan in the City of New York an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The address of the Corporate Trust Office for the Trustee located in the Borough of Manhattan, The City of New York is 250 Park Avenue, 6th Floor New York, NY 10177.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan in the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03Reports and Other Information.
(a)As long as any of the Notes are outstanding, the Company shall deliver to the Trustee within 15 days after the filing of the same with the SEC copies of the quarterly and annual reports and of the information, documents and other reports with respect to the Company and the Subsidiary Guarantors, if any, which the Company and the Subsidiary Guarantors may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that neither the Company nor any of the Subsidiary Guarantors may be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and provide the Trustee with such annual and quarterly reports and such information, documents and other reports with respect to the Company and the Subsidiary Guarantors as are required under Sections 13 and 15(d) of the Exchange Act. If filing of documents by the Company with the SEC as aforementioned in this paragraph is not permitted under the Exchange Act, the Company shall promptly upon written notice supply copies of such documents to any prospective Holder. For the avoidance of doubt, this Section 4.03 shall not require the Company to file any such reports, information or documents with the SEC within any specified time period and the obligation to deliver such reports, information or documents to the Trustee and Holders shall only arise after (and only to the extent) such reports, information or documents are filed with the SEC. Notwithstanding the foregoing, the Company will be deemed to have delivered to the Trustee the reports, information or documents referred to in this Section 4.03(a) if the Company has filed or furnished such reports with the SEC using the EDGAR filing system and such reports, information or documents are publicly available. Delivery of the reports, information and documents to the Trustee pursuant to this Section 4.03 shall be solely for the purpose of compliance with this Section 4.03. The Trustee’s receipt of such reports and information and documents shall not constitute notice to it of the content thereof or of any matter determinable from the content thereof, including the Company’s and Subsidiary Guarantors’ compliance with any of their covenants hereunder, as to which the Trustee is entitled to rely upon Officers’ Certificates.
(b)The Company shall furnish to the Trustee, with respect to the Company or any Subsidiary Guarantor, written notice of any change (within 10 days following such change) in such Person’s (i) legal name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure, or (iv) organizational identification number.
Section 4.04Compliance Certificate.
The Company shall deliver to the Trustee a quarterly statement regarding compliance with the provisions under this Indenture, and include in such statement, if any Officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company shall deliver to the Trustee prompt written notice of the occurrence of any Default or Event of Default and any other development, financial or otherwise, which might materially affect its business, properties or affairs or the ability of the Company to perform its obligations under this Indenture.

Section 4.05Taxes.
The Company shall pay or discharge, and shall cause each of its Restricted Subsidiaries to pay or discharge, prior to delinquency, all taxes, assessments, and governmental charges levied or imposed upon it or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary; provided, however, that the Company or any Restricted Subsidiary shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
Section 4.06Stay, Extension and Usury Laws.
The Company and each of the Subsidiary Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company or any Subsidiary Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07Limitations on Restricted Payments.
(a)The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, make any Restricted Payment, directly or indirectly, after the date of this Indenture if at the time of such Restricted Payment:
(i)the amount of such proposed Restricted Payment (the amount of such Restricted Payment, if other than in cash, shall be determined in good faith by a majority of the disinterested members of the Board of Directors of the Company), when added to the aggregate amount of all Restricted Payments (excluding Restricted Payments permitted by Section 4.07(b)(ii), Section 4.07(b)(iii), Section 4.07(b)(iv), Section 4.07(b)(vii) and Section 4.07(b)(viii)) declared or made after the Issue Date exceeds the sum of:
(A)$200.0 million, plus
(B)50% of the Company’s Consolidated Net Income accrued during the period (taken as a single period) commencing on the first day of the fiscal quarter in which the Issue Date occurred and ending on the last day of the fiscal quarter immediately preceding the fiscal quarter in which the Restricted Payment is to occur (or, if such aggregate Consolidated Net Income is a deficit, minus 100% of such aggregate deficit), plus

(C)the net cash proceeds derived from the issuance and sale of Capital Stock of the Company and its Restricted Subsidiaries (or any capital contribution to the Company or a Restricted Subsidiary) that is not Disqualified Stock (other than a sale to, or a contribution by, a Subsidiary of the Company) after the Issue Date, plus
(D)100% of the principal amount of, or, if issued at a discount, the accreted value of, any Indebtedness of the Company or a Restricted Subsidiary which is issued (other than to a Subsidiary of the Company) after the Issue Date that is converted into or exchanged for Capital Stock of the Company that is not Disqualified Stock, plus
(E)100% of the aggregate amounts received by the Company or any Restricted Subsidiary from the sale, disposition or liquidation (including by way of dividends) of any Investment (other than to any Subsidiary of the Company and other than to the extent sold, disposed of or liquidated with recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets) but only to the extent (x) not included in clause (B) above and (y) that the making of such Investment constituted a Permitted Investment or Restricted Investment, plus
(F)100% of the principal amount of, or if issued at a discount, the accreted value of, any Indebtedness or other obligation that is the subject of a guarantee by the Company which is released (other than due to a payment on such guarantee) after the Issue Date, but only to the extent that such guarantee constituted a permitted Restricted Payment, plus
(G)with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary” (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, and only to the extent not included in clause (B) above), an amount equal to the lesser of (x) the proportionate interest of the Company or a Restricted Subsidiary in an amount equal to the excess of (I) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of Book Value and Fair Market Value thereof, over (II) the total liabilities of such Subsidiary, determined in accordance with GAAP, and (y) the amount of the Restricted Payment deemed to be made upon such Subsidiary’s designation as an Unrestricted Subsidiary; or
(ii)the Company would be unable to incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio contained in Section 4.10 hereof; or
(iii)a Default or Event of Default has occurred and is continuing or occurs as a consequence thereof.
(b)Notwithstanding the foregoing, the provisions of this Section 4.07 shall not prevent:
(i)the payment of any dividend within 60 days after the date of declaration thereof if the payment thereof would have complied with the limitations of this Indenture on the date of declaration;
(ii)the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement of shares of the Company’s Capital Stock or the Company’s or a Restricted Subsidiary’s Indebtedness for, or out of the net proceeds of a substantially concurrent sale (other than a sale to a Subsidiary of the Company) of, other shares of its Capital Stock (other than Disqualified Stock), provided that the proceeds of any such sale shall be excluded in any computation made under Section 4.07(a)(i)(C) above;
(iii)the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness, including premium, if any, with the proceeds of Refinancing Indebtedness;
(iv)payments or distributions pursuant to or in connection with a merger, consolidation or transfer of assets that complies with Section 4.13 hereof;
(v)any purchase, redemption, retirement or other acquisition for value of Capital Stock of the Company or any Subsidiary held by officers or employees or former officers or employees of the Company or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $500,000 in any calendar year and $5.0 million in the aggregate since the Issue Date;
(vi)any purchase, redemption, retirement or other acquisition for value of Capital Stock of the Company not to exceed $10.0 million in any calendar year;
(vii)repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or similar instruments if such Capital Stock represents a portion of the exercise price of such options, warrants or similar instruments;
(viii)the payment by the Company of cash in lieu of the issuance of fractional shares upon the exercise of options, warrants or similar instruments or upon the conversion or exchange of Capital Stock of the Company;
(ix)the payment of dividends on Preferred Stock and Disqualified Stock up to an aggregate amount of $10.0 million in any fiscal year; provided that immediately after giving effect to any declaration of such dividend, the Company could incur at least $1.00 of Indebtedness under the Consolidated Fixed Charge Coverage Ratio contained under Section 4.10 hereof;
(x)payments not to exceed $75.0 million in the aggregate for the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of the Company’s junior subordinated notes due July 30, 2036 (or the related trust preferred securities issued by Beazer Homes Capital Trust I), as such securities may be amended or modified from time to time; or
(xi)other Restricted Payments made after the Issue Date in an amount not to exceed the greater of (1) $150.0 million in the aggregate and (2) 7.5% of the Consolidated Tangible Assets.
For purposes of determining compliance with this Section 4.07, in the event a Restricted Payment meets the criteria to be made pursuant to more than one of the above clauses of this covenant, the Company, in its sole discretion, shall classify such Restricted Payment in any manner that complies with this covenant and may from time to time reclassify such Restricted Payment in any manner in which such Restricted Payment could be made at the time of such reclassification.
Section 4.08Change of Control.
(a)Following the occurrence of any Change of Control, the Company shall so notify the Trustee in writing by delivery of an Officers’ Certificate and shall offer to purchase (a “Change of Control Offer”) from all Holders, and shall purchase from Holders accepting such Change of Control Offer on the date fixed for the termination of such Change of Control Offer (the “Change of Control Termination Date”), the outstanding principal amount of Notes at an offer price (the “Change of Control Price”) in cash in an amount equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the Change of Control Termination Date in accordance with the procedures set forth under this Section 4.08.
(b)Within 30 days after the date on which a Change of Control occurs, the Company (with notice to the Trustee) or the Trustee at the Company’s written request (and at the expense of the Company) shall send or cause to be sent to all Persons who were Holders on the date of the Change of Control at their respective addresses appearing in the Security Register, a notice of such occurrence and of such Holder’s rights arising as a result thereof. Such notice, which shall govern the terms of the Change of Control Offer, will state:
(i)that the Change of Control Offer is being made pursuant to Section 4.08(a) hereof and the length of time the Change of Control Offer will remain open;
(ii)that the Holder has the right to require the Company to repurchase such Holder’s Notes at the Change of Control Price;
(iii)that any Note not tendered will continue to accrue interest;
(iv)that any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Termination Date;
(v)the Change of Control Termination Date, which will be no earlier than 30 days nor later than 60 days from the date such notice is sent;
(vi)that Holders electing to have a Note purchased pursuant to any Change of Control Offer will be, required to surrender the Note to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to termination of the Change of Control Offer;
(vii)that Holders will be entitled to withdraw their election if the Company, Depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer, or such longer period as may be required by law, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have the Note purchased;
(viii)that Holders which elect to have their Notes purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered;
(ix)information concerning the date and details of the Change of Control and the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports on Form 8-K describing Asset Sales otherwise described in the offering materials relating to the Change of Control Offer (or corresponding successor reports); provided that the Company may at its option incorporate by reference any such filed reports in the notice, (B) a description of material developments in the Company’s business subsequent to the date of the latest of such reports, and (C) if material, appropriate pro forma financial information).
(c)In the event of a Change of Control Offer, the Company shall only be required to accept Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
(d)Not later than one Business Day after the Change of Control Termination Date in connection with which the Change of Control Offer is being made, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Paying Agent an Officers’ Certificate identifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control Price of the Notes purchased from each such Holder, and the Company shall execute and, upon receipt of an Officers’ Certificate of the Company, the Trustee shall promptly authenticate and mail or deliver to such Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer promptly after the Change of Control Termination Date.
(e)Any Change of Control Offer shall be conducted by the Company in compliance with applicable law, including, without limitation, Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable.
(f)Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party offers to purchase the Notes in the manner, at the times and otherwise in compliance with the requirements set forth in this

Section 4.08 and that third party purchases all the Notes validly tendered to it in response to that offer. A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
Section 4.09Subsidiary Guarantees by Restricted Subsidiaries.
The Company is permitted to cause any Unrestricted Subsidiary to be a Subsidiary Guarantor. If the Company or any of its Restricted Subsidiaries acquires or creates a Restricted Subsidiary (other than, in the Company’s discretion, any Restricted Subsidiary the assets of which have a Book Value of not more than $5.0 million) after the Issue Date, such Restricted Subsidiary shall execute a guarantee substantially in the form included in Exhibit A, execute a supplemental indenture in the form of Exhibit D, and deliver an Opinion of Counsel to the Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by the new Restricted Subsidiary and constitutes a valid and binding obligation of the new Restricted Subsidiary, enforceable against the new Restricted Subsidiary in accordance with its terms (subject to customary exceptions).
Section 4.10Limitations on Additional Indebtedness.
(a)The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to, Incur any Indebtedness including Acquired Indebtedness; provided that the Company and the Subsidiary Guarantors may Incur Indebtedness, including Acquired Indebtedness, if, after giving effect thereto and the application of the proceeds therefrom, either (i) the Company’s Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0 or (ii) the ratio of Adjusted Indebtedness of the Company and the Restricted Subsidiaries to Adjusted Consolidated Tangible Net Worth is less than 7.5 to 1.
(b)Notwithstanding the foregoing, the provisions of Section 4.10(a) shall not prevent:
(i)the Company or any Restricted Subsidiary from Incurring (A) Refinancing Indebtedness or (B) Non-Recourse Indebtedness;
(ii)the Company from Incurring Indebtedness evidenced by the Notes issued on the Issue Date;
(iii)the Company or any Subsidiary Guarantor from Incurring Indebtedness under Credit Facilities not to exceed the greater of $300.0 million and 20% of Consolidated Tangible Assets;
(iv)any Subsidiary Guarantee of Indebtedness of the Company under the Notes;
(v)the Company and its Restricted Subsidiaries from Incurring Indebtedness under any deposits made to secure performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress statements, government contracts and other obligations of like nature (exclusive of the obligation for the payment of borrowed money);
(vi)any Subsidiary Guarantor from guaranteeing Indebtedness of the Company or any other Subsidiary Guarantor, or the Company from guaranteeing Indebtedness of any Subsidiary Guarantor, in each case permitted to be Incurred under this Indenture (other than Non-Recourse Indebtedness);
(vii)(a) any Restricted Subsidiary from Incurring Indebtedness owing to the Company or any Subsidiary Guarantor that is both a Wholly Owned Subsidiary and a Restricted Subsidiary; provided that (I) such Indebtedness is subordinated to any Subsidiary Guarantee of such Restricted Subsidiary, if any, and (II) such Indebtedness shall only be permitted pursuant to this clause (vii)(a) for so long as the Person to whom such Indebtedness is owing is the Company or a Subsidiary Guarantor that is both a Wholly Owned Subsidiary and a Restricted Subsidiary, and (b) the Company from Incurring Indebtedness owing to any Subsidiary Guarantor that is both a Wholly Owned Subsidiary and a Restricted Subsidiary; provided that (I) such Indebtedness is subordinated to the Company’s obligations under the Notes and this Indenture, and (II) such Indebtedness shall only be permitted pursuant to this clause (vii)(b) for so long as the Person to whom such Indebtedness is owing is a Subsidiary Guarantor that is both a Wholly Owned Subsidiary and a Restricted Subsidiary;
(viii)the Company and any Restricted Subsidiary from Incurring Indebtedness under Capitalized Lease Obligations or purchase money obligations, in each case Incurred for the purpose of acquiring or financing all or any part of the purchase price or cost of construction or improvement of property or equipment used in the business of the Company or such Restricted Subsidiary, as the case may be, in an aggregate amount at any time outstanding not to exceed $75.0 million;
(ix)the Company or any Restricted Subsidiary from Incurring obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business (as determined in good faith by the Company);
(x)the Company or any Restricted Subsidiary from incurring Indebtedness owed to a seller of entitled land, lots under development or finished lots under the terms of which the Company or such Restricted Subsidiary, as obligor, is required to make a payment upon the future sale of such land or lots; and
(xi)the Company or any Restricted Subsidiary from Incurring Indebtedness in an aggregate principal amount at any time outstanding not to exceed $150.0 million.
(c)The Company shall not, and shall not cause or permit any Subsidiary Guarantor that is a Restricted Subsidiary to, directly or indirectly, in any event Incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness)

subordinated to any other Indebtedness of the Company or of such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, at least to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.
(d)For purposes of determining compliance with this Section 4.10, in the event an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses of this Section 4.10, the Company, in its sole discretion, shall classify such item of Indebtedness in any manner that complies with this Section 4.10 and may from time to time reclassify such item of Indebtedness in any manner in which such item could be Incurred at the time of such reclassification.
Section 4.11Limitations on Secured Indebtedness.
(a)Notwithstanding any Indebtedness that may be incurred in compliance with Section 4.10, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or guarantee any Secured Indebtedness unless the Notes are equally and ratably secured with (or on a senior basis to, if such Secured Indebtedness is Subordinated Indebtedness) the Secured Indebtedness. Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien securing such Secured Indebtedness.
(b)Notwithstanding anything to the contrary in Section 4.11(a):
(i)Section 4.11(a) shall not prohibit the creation, incurrence, assumption or guarantee of Secured Indebtedness which is secured by:
(A)Liens on model homes, homes held for sale, homes that are under contract for sale, or any option, contract or other agreement to sell an asset;
(B)Liens on property acquired by the Company or a Restricted Subsidiary and Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that, in each case, such Liens (a) were in existence prior to the contemplation of such acquisition, merger or consolidation and (b) do not extend to any asset other than those of the Person merged with or into or consolidated with the Company or such Restricted Subsidiary or the property acquired by the Company or such Restricted Subsidiary;
(C)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business (as determined in good faith by the Company);

(D)purchase money mortgages (including, without limitation, Capitalized Lease Obligations and purchase money security interests); or
(E)Liens on property or assets of any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary owing to the Company or one or more Restricted Subsidiaries; and
(ii)Section 4.11(a) shall not prohibit the Company and its Restricted Subsidiaries from creating, incurring, assuming or guaranteeing Secured Indebtedness, without equally or ratably securing the Notes, if, immediately thereafter the aggregate principal amount of all Secured Indebtedness outstanding (excluding (a) Secured Indebtedness permitted under Section 4.11(b)(i) and (b) any Secured Indebtedness in relation to which the Notes have been equally and ratably secured) as of the date of determination would not exceed the greater of (i) $700.0 million and (ii) 40% of Consolidated Tangible Assets.
(c)For purposes of this Section 4.11, Secured Indebtedness shall be deemed to include any amendment, restatement, supplement, renewal, replacement, extension or refunding in whole or in part of Secured Indebtedness not prohibited to be incurred at the time of the original incurrence thereof.
Section 4.12Maintenance of Corporate Existence; Maintenance of Properties.
(a)Subject to Section 4.13 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.
(b)The Company will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its Subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.
Section 4.13Limitations on Mergers and Consolidations.
(a)Neither the Company nor any Subsidiary Guarantor shall consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Guarantees or this Indenture (as an entirety or substantially in one transaction or series of related transactions), to any Person (in each case other than with the Company or another Wholly Owned Restricted Subsidiary) unless:
(i)the Person formed by or surviving such consolidation or merger (if other than the Company or such Subsidiary Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment shall be made (collectively, the “Successor”), is a solvent corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture all of the obligations of the Company or such Subsidiary Guarantor, as the case may be, under the Notes or such Subsidiary Guarantor’s Subsidiary Guarantee, as the case may be, and this Indenture; and
(ii)immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.
The foregoing provisions shall not apply to a transaction involving the consolidation or merger of a Subsidiary Guarantor with or into another Person, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, that results in such Subsidiary Guarantor being released from its Subsidiary Guarantee as provided in Section 9.04 hereof.
Section 4.14Limitation of Applicability of Certain Covenants if Notes Rated Investment Grade.
If on any date following the Issue Date, (i) the Notes are rated Investment Grade, and (ii) no Default or Event of Default has occurred and is continuing (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event” and the date thereof being referred to as a “Suspension Date”), then, Section 4.07, Section 4.10 and Section 4.13(a)(ii) (collectively, the “Suspended Covenants”) shall be suspended with respect to the Notes.
Notwithstanding the foregoing, if, subsequent to a Suspension Date, the Notes cease to be rated Investment Grade, then the Suspended Covenants shall be reinstituted as of and from the date of such rating decline (any such date, a “Reversion Date”). The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.” All Indebtedness Incurred during any Suspension Period will be deemed to have been outstanding prior to the Issue Date. Calculations made after the Reversion Date under Section 4.07 will be made as though Section 4.07 had been in effect since the Issue Date and prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.07(a).
Notwithstanding that the Suspended Covenants may be reinstated after the Reversion Date, (i) no Default, Event of Default or breach of any kind will be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants, and none of the Company or any of its Restricted Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising during any Suspension Period, in each case as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or, upon termination of the Suspension Period, as a result of any action taken or event that occurred during the Suspension Period), and (ii) following a Reversion Date, the Company and each Restricted Subsidiary will be permitted, without causing a Default or Event of Default, to honor, comply with or otherwise perform any contractual commitments or obligations arising during any Suspension Period and to consummate the transactions contemplated thereby.
Promptly following the occurrence of any Covenant Suspension Event or Reversion Date, the Company shall deliver to the Trustee an Officers’ Certificate notifying it of any such occurrence under this Section 4.14. The Trustee will have no obligation to (i) monitor the ratings of the Notes, (ii) independently determine or verify if a Suspension Period has begun or ended, (iii) make any determination regarding the impact of actions taken during the Suspension Period on the Issuer’s future compliance with its covenants or (iv) inform the Holders of the occurrence of the commencement of a Suspension Period or Reversion Date.
Article V.
DEFAULTS AND REMEDIES
Section 5.01Events of Default.
(a)An “Event of Default” wherever used herein, means any one of the following events:
(i)the failure by the Company to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;
(ii)the failure by the Company to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise (including the failure to make payment pursuant to a Change of Control Offer);
(iii)the failure by the Company or any of its Subsidiaries to comply with any of its agreements or covenants in, or provisions of, the Notes, the Subsidiary Guarantees or this Indenture and such failure continues for the period and after the notice specified below;
(iv)the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Subsidiaries that has an outstanding principal amount of $25.0 million or more in the aggregate;
(v)the failure by the Company or any of its Subsidiaries to make any principal or interest payment in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Subsidiaries with an outstanding aggregate amount of $25.0 million or more within five days of such principal or interest payment becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness); provided that if such failure to pay shall be remedied, waived or extended, then the Event of Default hereunder shall be deemed likewise to be remedied, waived or extended without further action by the Company;
(vi)a final judgment or judgments that exceed $25.0 million or more in the aggregate, for the payment of money, having been entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;
(vii)the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(A)commences a voluntary case;
(B)consents to the entry of an order for relief against it in an involuntary case;
(C)consents to the appointment of a Custodian of it or for all or substantially all of its property; or
(D)makes a general assignment for the benefit of its creditors;
(viii)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)is for relief against the Company or any Material Subsidiary as debtor in an involuntary case;
(B)appoints a Custodian of the Company or any Material Subsidiary or a Custodian for all or substantially all of the property of the Company or any Material Subsidiary; or
(C)orders the liquidation of the Company or any Material Subsidiary and the order or decree remains unstayed and in effect for 60 days; or
(ix)any Subsidiary Guarantee of a Material Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Subsidiary Guarantor that is a Material Subsidiary denies its liability under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of this Indenture and the Subsidiary Guarantee).
(b)A Default under Section 5.01(a)(iii) hereof will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the

Company does not cure the Default within 60 days after receipt of the notice of a Default under Section 5.01(a)(iii). The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases.
(c)The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal or interest on the Notes or that resulted from the failure to comply with Section 4.08 hereof) if the Trustee determines that withholding such notice is in the Holders’ interest.
Section 5.02Acceleration.
(a)If an Event of Default (other than an Event of Default specified in sub-clauses (vii) and (viii) of Section 5.01(a) above) shall have occurred and be continuing under this Indenture, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes, as determined pursuant to this Section 5.02, will be due and payable immediately. If an Event of Default with respect to the Company specified in sub-clauses (vii) and (viii) of Section 5.01(a) above occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder.
(b)In the event that the maturity of the Notes is accelerated pursuant to Section 5.02(a) hereof, 100% of the principal amount of the Notes (or, in the case of a default under Section 5.01(a)(ii) or (iii) hereof resulting from a breach of the covenant set forth in Section 4.08 hereof, 101% of the principal amount of the Notes) will become due and payable plus accrued interest, if any, to the date of payment.
Section 5.03Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.
Section 5.04Waiver of Existing Defaults.
Subject to Section 8.02, the Holders of a majority in principal amount of then-outstanding Notes on behalf of all the Holders of the Notes by written notice to the Trustee and the Company may waive any Default or Event of Default (other than any Default or Event of Default in payment of principal or interest) on the Notes under this Indenture. Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequence

(except an acceleration due to nonpayment of principal or interest on the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 5.05Control by Majority.
The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or in its exercise of any trust or power conferred on the Trustee; provided, however, that such direction does not conflict with the terms of this Indenture. The Holders may not enforce the provisions of this Indenture, the Notes or the Subsidiary Guarantees except as provided in this Indenture. The Trustee, however, may refuse to follow any direction (i) that conflicts with law or this Indenture; (ii) that, subject to Section 6.01, the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or (iii) that would involve the Trustee in personal liability.
Section 5.06Limitation on Suits.
Subject to Section 5.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:
(a)such Holder has previously given the Trustee written notice that an Event of Default is continuing;
(b)Holders of at least a majority in principal amount of the total outstanding Notes make a written request to the Trustee to pursue the remedy;
(c)Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;
(d)the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
(e)Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 5.07Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

Section 5.08Collection Suit by Trustee.
If an Event of Default specified in Section 5.01(a)(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts.
Section 5.09Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.
Section 5.10Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes including the Subsidiary Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts, and any other amounts due the Trustee under Section 6.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts, and any other amounts due the Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 5.11Priorities.
If the Trustee collects any money pursuant to this Article V, it shall pay out the money in the following order:

(a)to the Trustee, its agents and attorneys for amounts due under Section 6.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
(b)to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
(c)to the Company or to such party as a court of competent jurisdiction shall direct including a Subsidiary Guarantor, if applicable.
The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 5.11.
Section 5.12Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.12 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 5.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
Article VI.
TRUSTEE
Section 6.01Duties of Trustee.
(a)If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Event of Default:
(i)the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
(c)The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)this paragraph does not limit the effect of paragraph (b) of this Section 6.01;
(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05 hereof.
(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 6.01.
(e)The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.
(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 6.02Rights of Trustee.
(a)The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(b)Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(d)The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
(f)None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
(g)The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(h)In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(j) The permissive rights of the Trustee enumerated herein shall not be construed as duties. The Trustee shall not be bound to make any investigations into the facts or matters stated in any certificate, instrument or other documents, unless requested in writing to do so by the Holders of not less than a majority in principal amount of the outstanding Notes of the particular series affected thereby. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order, or direction of the Holders pursuant to the provisions of the Indenture unless the Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses, claims and liabilities that may be incurred therein or thereby.

Section 6.03Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 6.10 and 6.11 hereof.
Section 6.04Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 6.05Notice of Defaults.
If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note or that resulted from the failure to comply with Section 4.08 hereof, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee and such notice refers to the Notes and this Indenture.
Section 6.06[Reserved].
Section 6.07Compensation and Indemnity.
The Company and the Subsidiary Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Subsidiary Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents, counsel, accountants and experts.
The Company and the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Company or any of the Subsidiary Guarantors (including this Section 6.07) or defending itself against any claim whether asserted by any

Holder, the Company or any Subsidiary Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.
The obligations of the Company under this Section 6.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.
Notwithstanding anything contrary in Section 4.11 hereto, to secure the payment obligations of the Company and the Subsidiary Guarantors in this Section 6.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(a)(vii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents, counsel, accountants and experts) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 6.08Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 6.08. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(a)the Trustee fails to comply with Section 6.10 hereof;
(b)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)a custodian or public officer takes charge of the Trustee or its property; or
(d)the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 6.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 6.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 6.08, the Company’s obligations under Section 6.07 hereof shall continue for the benefit of the retiring Trustee.
Section 6.09Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
Section 6.10Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
Section 6.11[Reserved].
Article VII.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 7.01Defeasance Upon Deposit of Moneys or U.S. Government Obligations.
(a)The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in paragraph (d).
(b)Upon the Company’s exercise under Section 7.01(a) of the option applicable to this clause (b), the Company and the Subsidiary Guarantors shall be deemed to have been released and discharged from their respective obligations with respect to the outstanding Notes and Subsidiary Guarantees on the date the applicable conditions set forth below are satisfied

(hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under the Notes and this Indenture, except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Notes when such payments are due and (ii) obligations listed in Section 7.2, subject to compliance with this Section 7.01. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph below with respect to such Notes.
(c)Upon the Company’s exercise under Section 7.01(a) of the option applicable to this clause (c), the Company and the Subsidiary Guarantors shall be released and discharged from the obligations under any covenant contained in Section 4.3, Section 4.04, Section 4.05, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11, Section 4.12 and Section 4.13 on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(a)(iii), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise of under Section 7.01(a) of the option applicable to this Section 7.01(c), subject to the satisfaction of the conditions set forth in Section 7.01(d), Sections 5.01(a)(iii), (iv), and (vi) hereof shall not constitute Events of Default.
(d)The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:
(i)The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.10 who shall agree to comply with the provisions of this Article VII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Notes, (1) cash in U.S. dollars, or (2) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment of principal of (and premium, if any) and interest, if any, on such Notes, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on such Notes on the maturity date of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes.

(ii)Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.
(iii)No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Notes shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(a)(vi) and Section 5.01(a)(vii) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).
(iv)In the case of an election under Section 7.01(b), the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, beneficial owners of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.
(v)In the case of an election under Section 7.01(c), the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that beneficial owners of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.
(vi)The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under Section 7.01(b) or the covenant defeasance under Section 7.01(c) (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to subsection (a) above and the related exercise of the Company’s opinion under Section 7.01(b) or Section 7.01(c) (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit or by the Trustee for such trust funds or (ii) all necessary registrations under said Act have been effected.
(vii)Notwithstanding any other provisions of this Section, such Legal Defeasance or Covenant Defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 2.01.
In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.
Section 7.02Survival of the Company’s Obligations.
Notwithstanding any Legal Defeasance, Covenant Defeasance or the satisfaction and discharge of this Indenture under Section 10.01, the Company’s obligations under Sections 2.03 through 2.07, 4.01, 6.07, 6.08, 7.04 and 7.05, however, shall survive until no Notes are outstanding. Thereafter, the Company’s obligations under Sections 6.07, 7.04 and 7.05 shall survive.
Section 7.03Application of Trust Money.
The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 7.01. It shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes.
Section 7.04Repayment to the Company.
The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders of Notes entitled to the money must look to the Company or any Subsidiary Guarantor for payment as general creditors unless applicable abandoned property law designates another person and all liability of the Trustee or such Paying Agent with respect to such money shall cease.
Section 7.05Reinstatement.
If the Trustee is unable to apply any money or U.S. Government Obligations in accordance with Section 7.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with Section 7.01; provided, however, that (a) if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee shall return all such money or U.S. Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.

Article VIII.
AMENDMENTS, SUPPLEMENTS AND WAIVERS
Section 8.01With Consent of Majority; Without Consent of Holders.
Subject to Section 8.02, this Indenture or the Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes) under, or compliance with any provision of, this Indenture may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding. The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes or waive any provisions hereof or thereof without notice to or consent of any Holder of Notes:
(a)to cure any ambiguity, defect or inconsistency in this Indenture, the Notes or the Guarantees;
(b)to comply with the provisions of Section 4.13;
(c)to provide for uncertificated Notes in addition to, or in place of, certificated Notes;
(d)to provide for any Subsidiary Guarantee of the Notes, to add security to or for the benefit of the Notes, or to confirm and evidence the release, termination or discharge of any Subsidiary Guarantee of the Notes when such release, termination or discharge is permitted by this Indenture;
(e)to add covenants or new events of default for the protection of the Holders of the Notes;
(f)to make any change that does not adversely affect the legal rights under this Indenture of any Holder; or
(g)to comply with requirements of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act to the extent this Indenture is to be so qualified.
After an amendment under this Section 8.01 becomes effective, the Company shall mail notice of such amendment to the affected Holders of Notes.
Section 8.02With Consent of all Affected Holders.
Without the consent of each Holder of Notes affected, an amendment, supplement or waiver, including a waiver pursuant to Section 5.04 of this Indenture or the Notes, may not:

(a)reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(b)reduce the rate of, or change the time for payment of, interest, including default interest, on any Note;
(c)reduce the principal of, or change the fixed maturity of, any Note or alter the provisions with respect to redemption under Section 3.07 hereof;
(d)make any Note payable in money other than that stated in the Note;
(e)make any change in Sections 5.04, 4.01 or 8.02;
(f)modify the ranking or priority of the Notes or any Subsidiary Guarantee;
(g)modify any of the provisions with respect to mandatory offers to repurchase Notes pursuant to Section 4.08 hereof after the obligation to make such mandatory offer to repurchase has arisen;
(h)release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture otherwise than in accordance with the terms contained herein; or
(i)waive a continuing Default or Event of Default in the payment of principal of or interest on the Notes.
It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.
The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of Notes with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.
Section 8.03[Reserved].
Section 8.04Revocation and Effect of Consents.
A consent to an amendment, supplement or waiver by a Holder shall bind the Holder and every subsequent Holder of Notes or portion of Notes that evidences the same debt as the consenting Holders’ Notes, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder, however, may revoke the consent as to his Notes or portion of Notes. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.
After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses of Section 8.02, in which case, the amendment, supplement or waiver shall bind only each Holder of Notes who has consented to it and every subsequent Holder of Notes or portion of Notes that evidences the same debt as the consenting Holder’s Notes; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on the Notes, on or after the respective due dates expressed in such Notes, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.
Section 8.05Notation on or Exchange of Notes.
If an amendment, supplement or waiver changes the terms of the Notes, the Company may require the Holder of the Notes to deliver it to the Trustee, at which time based on the Company’s written direction the Trustee shall place an appropriate notation on the Notes about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Notes shall execute and deliver to the Trustee a new Note and, upon receipt of Company’s written direction, the Trustee shall authenticate a new Note that reflects the changed terms.
Section 8.06Trustee to Sign Amendments.
The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.
Article IX.
SUBSIDIARY GUARANTEES; RELEASE OF SUBSIDIARY GUARANTORS
Section 9.01Subsidiary Guarantee.
(a)Subject to the provisions of this Article IX, each Subsidiary Guarantor hereby jointly and severally unconditionally guarantees to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any other Subsidiary Guarantor to the Holders or the Trustee hereunder or thereunder, that: (i) the principal of, premium, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) and all other obligations with respect to the Notes and this Indenture will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Subsidiary Guarantor will be obligated, jointly and severally with each other Subsidiary Guarantor, to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Article IX, and shall entitle the Holders of Notes to accelerate the obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.
(b)Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder or the Trustee with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Subsidiary Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each of the Subsidiary Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Article IX. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, this Article IX, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (i) subject to this Article IX, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V hereof for the purposes of this Article IX, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any acceleration of such obligations as provided in Article V hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Article IX.
(c)This Article IX shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Subsidiary Guarantees shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
(d)Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by each Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Subsidiary Guarantor and its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer or obligation under federal or state law.
Section 9.02Execution and Delivery of Subsidiary Guarantee.
(a)To further evidence the Subsidiary Guarantee set forth in Section 9.01, each of the Subsidiary Guarantors hereby agrees that a notation of such Subsidiary Guarantee, substantially in the form included in Exhibit A hereto, shall be endorsed on each Note authenticated and delivered by the Trustee after such Subsidiary Guarantee is executed and executed by either manual or facsimile signature of an Officer of each Subsidiary Guarantor. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.
(b)Each of the Subsidiary Guarantors hereby agrees that its Subsidiary Guarantee set forth in Section 9.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.
(c)If an Officer of a Subsidiary Guarantor whose signature is on this Indenture or a Note no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, such Subsidiary Guarantor’s Subsidiary Guarantee of such Note shall be valid nevertheless.
(d)The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantor.
Section 9.03Additional Subsidiary Guarantors.
Any Person may become a Subsidiary Guarantor by executing and delivering to the Trustee (a) a supplemental indenture which subjects such Person to the provisions of this Indenture as a Subsidiary Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors’ rights and equitable principles as may be acceptable to the Trustee in its discretion).
Section 9.04Release of a Subsidiary Guarantor.
(a)If all or substantially all of the assets of any Subsidiary Guarantor or all (or a portion sufficient to cause such Subsidiary Guarantor to no longer be a Subsidiary of the Company) of the Capital Stock of any Subsidiary Guarantor is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by the Company or any of its Subsidiaries, or, unless the Company elects otherwise, if any Subsidiary Guarantor is designated an Unrestricted Subsidiary in accordance with the terms of this Indenture, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor or a designation as an Unrestricted Subsidiary) or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be deemed automatically and unconditionally released and discharged from any of its obligations under this Indenture without any further action on the part of the Trustee or any Holder of the Notes, subject in each case to compliance with Section 4.13 hereof.
(b)Upon the release of any Subsidiary Guarantor’s guarantee under all then outstanding Applicable Debt during any Suspension Period, such Subsidiary Guarantor shall be deemed automatically and unconditionally released and discharged from any of its obligations under this Indenture without any further action on the part of the Trustee or any Holder of the Notes; provided, however, that the foregoing shall not apply to any release of any Subsidiary Guarantor done in contemplation of, or in connection with, any cessation of the Notes being rated Investment Grade; and provided, further, that in the event (i) any Subsidiary Guarantor released pursuant to this Section 9.04(b) thereafter guarantees any Applicable Debt (or if any released guarantee under any Applicable Debt is reinstated or renewed) or (ii) a Reversion Date shall occur, then such released Subsidiary Guarantor and any other Restricted Subsidiary then existing, the assets of which have a Book Value of $5.0 million or more, shall guarantee the Notes in accordance with this Article IX. For purposes of this Section 9.04(b), Applicable Debt secured by a Lien on a Restricted Subsidiary’s property or issued by a Restricted Subsidiary shall be deemed guaranteed by such Restricted Subsidiary.

(c)The Trustee shall deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor upon receipt of a request of the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section 9.04. Any Subsidiary Guarantor not so released or the entity surviving such Subsidiary Guarantor, as applicable, will remain or be liable under its Subsidiary Guarantee as provided in this Article IX.
(d)The Trustee shall execute any documents reasonably requested by the Company or a Subsidiary Guarantor accompanied by an Officers’ Certificate as provided in this Section 9.04 in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee endorsed on the Notes and under this Article IX.
(e)Except as set forth in Article IV hereof and this Section 9.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.
Section 9.05Waiver of Subrogation; Right of Contribution.
(a)Except as set forth in Section 9.05(b) below, each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any of its Subsidiaries that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor’s obligations under this Article IX and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company or any of its Subsidiaries, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any of its Subsidiaries, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 9.05 is knowingly made in contemplation of such benefits.
(b)Notwithstanding Section 9.05(a), each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.

Article X.
SATISFACTION AND DISCHARGE
Section 10.01Satisfaction and Discharge.
This Indenture shall be discharged and shall cease to be of further effect as to all Notes, when:
(a)either:
(i)all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or
(ii)(A) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, shall become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
    (B)    no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Credit Facilities or any other material agreement or instrument (other than this Indenture) to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and in each case, the granting of Liens in connection therewith); and
(b)the Company has paid or caused to be paid all sums payable by it under this Indenture; and
(c)if applicable, the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (i) of clause (b) of this Section 10.01, the provisions of Sections 4.01, 4.02 and 10.02 hereof shall survive.
Section 10.02Application of Trust Money.
Subject to the provisions of Section 7.05 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Subsidiary Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
Article XI.
MISCELLANEOUS
Section 11.01[Reserved].
Section 11.02Notices.
Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Company or any Subsidiary Guarantor:
c/o Beazer Homes USA, Inc.
2002 Summit Boulevard NE, 15th Floor
Atlanta, GA 30319
Fax: (770) 481-7564
Attention: Michael A. Dunn

If to the Trustee:
Regions Bank
Corporate Trust
1717 McKinney Avenue 11th Floor
Dallas, Texas 75202
FAX: (713) 960-4058
Attention: Shawn Bednasek, VP
The Company, any Subsidiary Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.
Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
Section 11.03Communication by Holders of Notes with Other Holders of Notes.
Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.
Section 11.04Certificate and Opinion as to Conditions Precedent.
(a)Upon any request or application by the Company or any of the Subsidiary Guarantors to the Trustee to take any action under this Indenture, the Company or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee:
(i)an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(ii)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 11.05Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof) shall include:
(a)a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and
(d)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
Section 11.06Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 11.07No Personal Liability of Incorporators, Shareholders, Officers, Directors or Employees.
No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Subsidiary Guarantor in this Indenture or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of the Company, any Subsidiary Guarantor or any successor Person thereof. Each Holder, by accepting such Notes waives and releases all such liability.
Section 11.08Governing Law.
THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
Section 11.09Waiver of Jury Trial.
EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL

PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 11.10Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
Section 11.11No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 11.12Successors.
All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Subsidiary Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 9.04 hereof.
Section 11.13Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 11.14Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 11.15Table of Contents, Headings, etc..
The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 11.16[Reserved].
[Signature pages follow]

Beazer Homes USA, Inc.

By:     /s/ David I. Goldberg
Name:    David I. Goldberg
Title:    Senior Vice President, Chief Financial Officer and Treasurer

Beazer Homes, LLC

By:     /s/ David I. Goldberg
Name:    David I. Goldberg
Title:    Senior Vice President, Chief Financial Officer and Treasurer

Beazer Homes Holdings, LLC

By:     /s/ David I. Goldberg
Name:    David I. Goldberg
Title:    Senior Vice President, Chief Financial Officer and Treasurer

BH Investment Holdings, LLC

By:     /s/ David I. Goldberg
Name:    David I. Goldberg
Title:    Senior Vice President, Chief Financial Officer and Treasurer

BH Materials, LLC

By:     /s/ David I. Goldberg
Name:    David I. Goldberg
Title:    Senior Vice President, Chief Financial Officer and Treasurer

Beazer General Services, Inc.
Beazer Homes Indiana Holdings Corp.
Beazer Homes Sales, Inc.
Beazer Homes Texas Holdings, Inc.
Beazer Realty Corp.
Beazer Realty Los Angeles, Inc.
BH Procurement Services, Inc.

[Signature Page to Indenture]

By:     /s/ David I. Goldberg
Name:    David I. Goldberg
Title:    Senior Vice President and Treasurer

Beazer Mortgage Corporation
By:    /s/ David I. Goldberg
    Name:    David I. Goldberg
Title:    President, Chief Executive Officer and Treasurer

Beazer Homes Indiana LLP
By:    Beazer Homes Investments, LLC,
its Managing Partner
By:    Beazer Homes, LLC,
its Sole Member
By:    /s/ David I. Goldberg
Name:    David I. Goldberg
Title:    Senior Vice President, Chief Financial Officer and Treasurer

Ballard Green Utility Company, LLC
Beazer Clarksburg, LLC
Dove Barrington Development LLC
Beazer Homes Investments, LLC
Beazer Gain, LLC
Marshfield Land, LLC
By:    Beazer Homes, LLC,
its Sole Member
By:    /s/ David I. Goldberg
Name:    David I. Goldberg
Title:    Senior Vice President, Chief Financial Officer and Treasurer

Beazer Homes Texas, L.P.
By:    Beazer Homes Texas Holdings, Inc.,
its General Partner
By:    /s/ David I. Goldberg
Name:    David I. Goldberg
Title:    Senior Vice President and Treasurer
[Signature Page to Indenture]

Beazer Realty Services, LLC
By:    Beazer Homes Investments, LLC,
its Sole Member
By:    Beazer Homes, LLC,
its Sole Member
By:    /s/ David I. Goldberg
Name:    David I. Goldberg
Title:    Senior Vice President, Chief Financial Officer and Treasurer

Beazer Fundamental, LLC
By:    Beazer Homes Texas Holdings, Inc.,
its Sole Member
By:    /s/ David I. Goldberg
Name:    David I. Goldberg
Title:    Senior Vice President and Treasurer

Clarksburg Arora LLC
By:    Beazer Clarksburg, LLC,
its Sole Member
By:    Beazer Homes, LLC,
its Sole Member
By:    /s/ David I. Goldberg
Name:    David I. Goldberg
Title:    Senior Vice President, Chief Financial Officer and Treasurer

Clarksburg Skylark, LLC
By:    Clarksburg Arora LLC,
its Sole Member
By:    Beazer Clarksburg, LLC,
its Sole Member
By:    Beazer Homes, LLC.,
its Sole Member
[Signature Page to Indenture]

By:    /s/ David I. Goldberg
Name:    David I. Goldberg
Title:    Senior Vice President, Chief Financial Officer and Treasurer
[Signature Page to Indenture]

[Signature Page to Indenture]

REGIONS BANK
as Trustee
By: /s/ Shawn Bednasek
Name: Shawn Bednasek
Title: Vice President
    [Signature Page to Indenture]

SCHEDULE I
Subsidiary Guarantors
Ballard Green Utility Company, LLC
Beazer General Services, Inc.
Beazer Homes, LLC
Beazer Homes Sales, Inc.
Beazer Homes Investments, LLC
Beazer Realty Corp.
Beazer Homes Holdings, LLC
Beazer Homes Indiana Holdings Corp.
Beazer Homes Texas Holdings, Inc.
Beazer Mortgage Corporation
Beazer Homes Texas, L.P.
Beazer Homes Indiana LLP
Beazer Realty Services, LLC
Beazer Realty Los Angeles, Inc.
BH Procurement Services, Inc.
Beazer Clarksburg, LLC
Beazer Fundamental, LLC
BH Investment Holdings, LLC
BH Materials, LLC
Dove Barrington Development LLC
Marshfield Land, LLC
Clarksburg Arora LLC
Clarksburg Skylark, LLC
Beazer Gain, LLC

SI-1

EXHIBIT A
[FACE OF NOTE]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Regulation S Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

BEAZER HOMES USA, INC.
[RULE 144A][REGULATION S] GLOBAL NOTE
representing
$[initial aggregate principal amount]
8.000% Senior Notes due 2032
CUSIP [07556QBV6] / [U0758TAU1]
ISIN [US07556QBV68] / [USU0758TAU17]
No. [___]
Beazer Homes USA, Inc., a Delaware corporation, promises to pay to [Cede & Co.] or its registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of [initial aggregate principal amount] United States Dollars] on January 15, 2032.
Interest Payment Dates: January 15 and July 15
Record Dates: January 1 and July 1

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.
Dated:
BEAZER HOMES USA, INC.
By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:
Dated:
REGIONS BANK,
as Trustee
By:
Name:
Title:

[Back of the Note]
8.000% Senior Notes due 2032
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.INTEREST.    Beazer Homes USA, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 8.000% per annum from June 23, 2026 until maturity on January 15, 2032. The Company will pay interest, semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be January 15, 2027. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest from time to time on demand at the interest rate on the Notes to the extent lawful.
2.METHOD OF PAYMENT. The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. At the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payments of principal, premium, if any, and interest with respect to Notes represented by one or more permanent global notes registered in the name of or held by the Depositary or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof in accordance with the Depositary’s procedures. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3.PAYING AGENT AND REGISTRAR. Initially, Regions Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.
4.INDENTURE. The Company issued the Notes under an Indenture, dated as of June 23, 2026 (the “Indenture”), among Beazer Homes USA, Inc., the Subsidiary Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.OPTIONAL REDEMPTION.

(a)Prior to July 15, 2028, the Company may, at its option, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the redemption date (subject to the second sentence of the second paragraph of Section 3.05 of the Indenture).
(b)The Company may redeem all or any portion of the Notes at any time and from time to time on or after July 15, 2028 and prior to maturity at the following redemption prices (expressed in percentages of the principal amount thereof) together, in each case, with accrued and unpaid interest to, but excluding, the date fixed for redemption (subject to the second sentence of the second paragraph of Section 3.05 of the Indenture), if redeemed during the 12-month period beginning on each year indicated below:

Year	Percentage
July 15, 2028	104.000%
July 15, 2029	102.000%
July 15, 2030 and thereafter	100.000%
(c)In addition, on or prior to July 15, 2028, the Company may on any one or more occasions, at its option, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net cash proceeds of an Equity Offering at 108.000% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption (subject to the second sentence of the second paragraph of Section 3.05 of the Indenture); provided that at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture remain outstanding after such redemption. Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Equity Offering.
(d)Furthermore, at any time prior to the maturity of the Notes, if at least 90% of the original principal amount of the Notes have previously been repurchased and cancelled in connection with a Change of Control Offer, the Company may redeem all of the remaining Notes, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 101% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption (subject to the second sentence of the second paragraph of Section 3.05 of the Indenture).
(e)If the Company redeems less than all of the outstanding Notes, the Trustee shall select the Notes to be redeemed in the manner described under Section 3.02 of the Indenture.
(f)Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.
6.OFFERS TO REPURCHASE. The Company shall be required to make offers to repurchase as set forth under Section 4.08 of the Indenture.
7.DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and may be exchanged as provided in the

Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Notes or portion of the Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.
8.PERSONS DEEMED OWNERS. The registered Holder of the Notes may be treated as its owner for all purposes.
9.AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
10.DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 5.01 of the Indenture. If an Event of Default (other than an Event of Default specified in Sections 5.01(a)(vii) and (viii) of the Indenture) shall have occurred and be continuing under the Indenture, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes, as determined pursuant to the provisions of Section 5.02 of the Indenture, will be due and payable immediately. If an Event of Default specified in Section 5.01(a)(vii) and (viii) occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder. The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may waive such Default or Event of Default (other than any Default or Event of Default in payment of principal or interest) on the Notes under the Indenture. Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal or interest on the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived. Upon such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. The Company shall deliver to the Trustee a quarterly statement regarding compliance with the Indenture, and include in such statement, if any Officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
11.AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual or facsimile signature of the Trustee.
12.[RESERVED].
13.GOVERNING LAW. THE INDENTURE, THE NOTES AND ANY SUBSIDIARY GUARANTEE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
14.CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:
c/o Beazer Homes USA, Inc.
2002 Summit Boulevard NE, 15th Floor
Atlanta, GA 30319
Fax: (770) 481-7564
Attention: Michael A. Dunn

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:

                (Insert assignee’s legal name)

    (Insert assignee’s soc. sec. or tax I.D. no.)

    (Print or type assignee’s name, address and zip code)
and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:
Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.08 of the Indenture, check box :
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:
$
Date:
Your Signature:

(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $[initial aggregate principal amount]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*    This schedule should be included only if the Note is issued in global form.

[FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]
GUARANTEE
[List of Subsidiary Guarantors] (the “Subsidiary Guarantors”) have unconditionally guaranteed, jointly and severally (such guarantee by each Subsidiary Guarantor being referred to herein as the “Subsidiary Guarantee”), that (i) the principal of, premium, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth under Article IX of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.
No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Subsidiary Guarantor in this Subsidiary Guarantee, the Indenture or any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of any Subsidiary Guarantor or any successor Person thereof. Each Holder, by accepting such Notes waives and releases all such liability.
Each holder of a Note by accepting a Note agrees that any Subsidiary Guarantor named below shall have no further liability with respect to its Subsidiary Guarantee if such Subsidiary Guarantor otherwise ceases to be liable in respect of its Subsidiary Guarantee in accordance with the terms of the Indenture. The Obligations of each Guarantor under its Note Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

[Signature Pages Follow]

The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.
[LIST OF SUBSIDIARY GUARANTORS]
By:
Name:
Title:

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Beazer Homes USA, Inc.
2002 Summit Boulevard NE, 15th Floor
Atlanta, GA 30319
Fax: (770) 481-7564
Attention: Michael A. Dunn
Regions Bank
Corporate Trust
1717 McKinney Avenue 11th Floor
Dallas, Texas 75202
FAX: (713) 960-4058
Attention: Shawn Bednasek, SVP
Re: 8.000% Senior Notes due 2032
Reference is hereby made to the Indenture, dated as of June 23, 2026 (the “Indenture”), among Beazer Homes USA, Inc., the Subsidiary Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
____________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_______ in such Note[s] or interests (the “Transfer”), to ______ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.□ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144 A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.
2.□ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such

Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.
3.□ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)□ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)□ such Transfer is being effected to the Company or a Subsidiary thereof;
or
(c)□ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus- delivery requirements of the Securities Act.
4.□ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.
(a)□ CHECK IF TRANSFER IS PURSUANT TO RULE 144.    (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)□ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)□ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:	[Insert Name of Transferor] By: Name: Title:

ANNEX A TO CERTIFICATE OF TRANSFER
(1)The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)a beneficial interest in the:
(i)144A Global Note (CUSIP 07556QBV6), or
(ii)Regulation S Global Note (CUSIP U0758TAU1), or
(b)a Restricted Definitive Note.
(2)After the Transfer the Transferee will hold:
[CHECK ONE]
(a)a beneficial interest in the:
(i)144A Global Note (CUSIP 07556QBV6), or
(ii)Regulation S Global Note (CUSIP U0758TAU1), or
(iii)Unrestricted Global Note, or
(b)a Restricted Definitive Note; or
(c)an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Beazer Homes USA, Inc.
2002 Summit Boulevard NE, 15th Floor
Atlanta, GA 30319
Fax: (770) 481-7564
Attention: Michael A. Dunn

Regions Bank
Corporate Trust
1717 McKinney Avenue 11th Floor
Dallas, Texas 75202
FAX: (713) 960-4058
Attention: Shawn Bednasek, SVP
Re: 8.000% Senior Notes due 2032
Reference is hereby made to the Indenture, dated as of June 23, 2026 (the “Indenture”), among Beazer Homes USA, Inc., the Subsidiary Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ _____ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE
a.    □ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
b.    □ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection

EC-1 with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
c.    □ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
d.    □ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES
a.    □ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b.    □ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] □ 144A Global Note □ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated _______________.
[Insert Name of Transferor]
By:
Name:
Title:
Dated:

EXHIBIT D
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
Supplemental Indenture (this “Supplemental Indenture”), dated as of ________, between __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Beazer Homes USA, Inc., a Delaware corporation (the “Company”), and Regions Bank, as trustee (the “Trustee”).
WITNESSETH
Whereas, each of Beazer Homes USA, Inc. and the Subsidiary Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 23, 2026, providing for the issuance of an unlimited aggregate principal amount of 8.000% Senior Notes due 2032 (the “Notes”);
Whereas, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”);
Whereas, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and
Whereas, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)    Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantees and in the Indenture including but not limited to Article IX thereof, and subject to the limitations set forth therein.
(3)    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
(4)    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
(5)    Effect of Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this
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Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
(6)    The Trustee. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture.
(7)    Benefits Acknowledged. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.
(8)    Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
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In Witness Whereof, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
[GUARANTEEING SUBSIDIARY]
By:
Name:
Title:

REGIONS BANK
as Trustee
By:
Name:
Title:

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